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                                  EXHIBIT 23.1

                      CONSENT OF COOPERS & LYBRAND, L.L.P.
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                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the incorporation by reference in this registration statement of TCA Cable TV, Inc. ("the Company") on Form S-8 of our report dated January 15, 1998, on our audits of the consolidated financial statements of the Company as of October 31, 1997 and 1996, and for the three years in the period ended October 31, 1997, which report is included in the Company's Annual Report on Form 10-K.

                                                   /s/ Coopers & Lybrand L.L.P.





Dallas, Texas
March 25, 1998